Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                               November 2, 2012
                                                        Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and nine months ended September 29, 2012 and October 1, 2011, in thousands of dollars except share and per share amounts.

                                 Three Months Ended       Nine Months Ended
                              September 29, October 1, September 29, October 1,
                                  2012        2011         2012       2011

Net sales                       $1,479,416  $1,476,718  $4,461,122  $4,343,484

Net earnings attributable to
 Seaboard                       $   74,422  $   36,560  $  206,728  $  266,910

_______________________________________________________________________________

Net earnings per common share   $    61.92  $    30.07  $   171.52  $   219.52

Average number of shares
 outstanding                     1,201,974   1,215,863   1,205,239   1,215,874


Notes to Report of Earnings:

Included in net earnings attributable to Seaboard for the three and nine months ended October 1, 2011 is a gain on the sale of power generating facilities in the amount of $1,500,000 and $52,923,000 or $1.23 and $43.53 per share, respectively. There was no income tax expense on this transaction.

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.